Exhibit 99.1

GENIUS BRANDS INTERNATIONAL FILES DEFINITIVE PROXY STATEMENT IN CONNECTION WITH UPCOMING SPECIAL MEETING

Beverly Hills, Calif., August 7, 2020 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ:GNUS), the global brand management company that creates and licenses multimedia entertainment content for children, today filed a definitive proxy statement in connection with a special meeting of stockholders that will be held via live webcast at 10:00 a.m. Pacific Daylight Time, on Thursday, August 27, 2020.

Genius Brands Chairman & CEO, Andy Heyward, sent the following letter to stockholders in connection with this filing:

Dear Shareholders,

Today we filed a definitive proxy for a special meeting of stockholders to be held on Thursday, August 27, 2020. The purpose of this meeting is to amend our Articles of Incorporation to increase the authorized number of shares of Genius Brands International, Inc. common stock from 233 million to 400 million shares, and to adopt our 2020 Incentive Plan.

Let me explain why we are doing this – and why your vote is important.

I want to make sure that all our shareholders understand exactly why we have proposed this amendment and Incentive Plan, and why we are confident it is in the shareholders’ interests. The purpose of these new shares will be to take advantage of unusual current opportunities to acquire assets in the consolidating entertainment space, which will be accretive to the company. It will additionally, enable us to attract, motivate, and retain qualified individuals upon whom our business and accretive growth strategy to create value, depends.

Normally, people associate  the issuance of shares with dilution, however when the dilution is accretive, the benefit to the company is exceeded by the acquisition of the asset, and is greater than the dilutive effect. That is the primary purpose of having these new shares available.

I speak not only as your Chairman and CEO, but as one of the largest shareholders in the company, whose interests are fully aligned with those of our shareholders of common stock to create value. We have only one class of voting stock, it is common stock and mine is the exact same as all other shareholders.

Today, there is great consolidation going on in the entertainment industry. There are valuable program and distribution assets available and a smart company able to be nimble, can acquire them on extremely attractive terms, and may witness values that might not be available for a long time. The Genius common stock is a valuable currency that I believe will enable us to do that.

One only needs to look at The Walt Disney Company’s ‘playbook’, to see the value changing transformation of important assets….all acquired through issuance of new stock.

•	Pixar
•	LucasFilms/StarWars
•	Marvel Entertainment

1

Imagine what the Walt Disney Company would have been today without having moved to acquire Pixar, LucasFilm, or Marvel. We believe there are opportunities today for Genius Brands as well, which can be equally as important for our own growing company. The preponderance of the proposed authorized shares are targeted to fuel growth.

Separately, the 2020 Incentive Plan will enable us to retain and motivate the qualified individuals upon whom our business and accretive growth strategy depend, as well as attact new employees with accomplished pedigrees, to further support our growth strategy. I have often spoken about the caliber of our management team, and its pedigree from the top of the most successful companies in Hollywood. I also want to draw attention to the pedigree of your Board of Directors. We have the former Managing Director of Entertainment at J.P. Morgan, one of the largest banks in the world, with a leading global media mergers and acquisitions practice. We have the former Governor of California, the former President of ABC Entertainment, and the former Head of Entertainment for Bear Stearns. Margaret Loesch, the former President of Marvel Entertainment and Founder of FOX Kids, which was eventually sold to the Walt Disney Company for $5.5 Billion dollars, David Neuman, the former President of Walt Disney Television, and Caroline Tyre, who launched Cartoon Network Canada, is the leadership team that recently has brought Kartoon Channel! into the marketplace. Just a week ago we announced the launch of Kartoon Channel! on iOS with the debut of an all-new dedicated Kartoon Channel! app, available free on Apple iOS – to a stunning reception. In just the first 24 hours of availability, our app reached the Top 10 for kids and received thousands of 5-star ratings. This is the kind of talent that is joining Genius Brands to lead our growth strategy going forward. Having them motivated with common stock like us all, is the best tool for talent acquisition and retention.

We are focused and determined to grow Genius Brands into the leader in children’s and family entertainment. As Genius Brand’s largest shareholder, I can say wholeheartedly that my interests are aligned with our shareholders to create value, and all of us in management and your board are committed to doing what’s in our shareholders’ best interests.

We urge you to vote in favor of all proposals at the special meeting. If you have any questions, please contact the Company’s proxy solicitor, Morrow Sodali:

509 Madison Avenue, Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: GNUS@investor.morrowsodali.com

Stay Tuned…

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

2

About Genius Brands International
Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

# # #

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

3